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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Christopher & Banks Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHRISTOPHER & BANKS CORPORATION

2400 Xenium Lane North
Plymouth, Minnesota 55441

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JULY 31, 2002

To the Shareholders:

        Notice is hereby given that the Annual Meeting of Shareholders of Christopher & Banks Corporation (the "Company") will be held at 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota on Wednesday, July 31, 2002 at 3:00 p.m. Central Time for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect three Class 2 directors to serve on the Board of Directors for a term of three years;

  2.
  To approve the Company's 2002 Non-Employee Director Stock Option Plan;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending March 1, 2003; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on May 31, 2002, are entitled to notice of and to vote at the meeting or any adjournment thereof.

        Your attention is directed to the accompanying Proxy Statement for the text of the matters to be proposed at the meeting and further information regarding each proposal to be made.

        SHAREHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

                      By Order of the Board of Directors

                      William J. Prange
                      Chairman of the Board

June 10, 2002
Minneapolis, Minnesota

CHRISTOPHER & BANKS CORPORATION

2400 Xenium Lane North
Plymouth, Minnesota 55441

PROXY STATEMENT

Annual Meeting of Shareholders—July 31, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

        This Proxy Statement is furnished by the Board of Directors of Christopher & Banks Corporation (the "Company") in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on Wednesday, July 31, 2002, at 3:00 p.m. Central Time, at 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota, and at all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS TO BE CONSIDERED. This Proxy Statement and the Notice of Meeting and Proxy are being mailed to shareholders on or about June 10, 2002.

        The close of business on May 31, 2002 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. At that date, the Company's outstanding voting securities consisted of 25,482,409 shares of common stock, par value $.01 per share (the "Common Stock"). On all matters which will come before the Meeting, each shareholder or his proxy will be entitled to one vote for each share of Common Stock of which such shareholder was the holder of record on the record date. The aggregate number of votes cast by all shareholders present in person or by proxy at the Meeting will be used to determine whether a motion is carried. Thus, an abstention from voting on a matter by a shareholder, while included for purposes of calculating a quorum for the Meeting, has no effect on the item on which the shareholder abstained from voting. In addition, although broker "non-votes" will be counted for purposes of attaining a quorum, they will have no effect on the vote. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. This would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which include the election of directors, but not on non-routine matters.

        Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

        The costs of this solicitation will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company will reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 28, 2002: (i) by each of the executive officers included in the Summary Compensation Table set forth under the caption "Executive Compensation;" (ii) by each director; (iii) by all directors and executive officers of the Company as a group; and (iv) by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

Name	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned
Officers and Directors
William J. Prange	500,028	(1)	2.0
Joseph E. Pennington	311,511	(2)	1.2
Ralph C. Neal	209,130	(3)	*
Andrew K. Moller	277,200	(4)	1.1
Kathryn R. Gangstee	104,878	(5)	*
Tammy Leomazzi Boyd	39,128	(6)	*
James J. Fuld, Jr.	143,813		*
Donald D. Beeler	75,938	(7)	*
Larry C. Barenbaum	28,313		*
Anne L. Jones	50,626	(8)	*
Robert Ezrilov	25,313	(7)	*
5% Shareholders
FMR Corp.	3,225,660	(9)	12.7
Liberty Wanger Asset Management	2,494,500	(10)	9.8
Wasatch Advisors, Inc.	1,561,058	(11)	6.1
T. Rowe Price Associates, Inc.	1,407,925	(12)	5.5
All directors and executive officers as group (11 persons)	1,765,878	(13)	6.8

*
Less than 1%

(1)
Includes 55,124 shares issuable pursuant to options granted.

(2)
Includes 169,775 shares issuable pursuant to options granted.

(3)
Includes 66,731 shares issuable pursuant to options granted.

(4)
Includes 44,438 shares issuable pursuant to options granted.

(5)
Includes 64,253 shares issuable pursuant to options granted.

(6)
Includes 12,064 shares issuable pursuant to options granted.

(7)
Includes 25,313 shares issuable pursuant to options granted.

(8)
Includes 50,626 shares issuable pursuant to options granted.

(9)
The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(10)
The address of Liberty Wanger Asset Management is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(11)
The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(12)
The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(13)
This figure includes outstanding shares and options described in the preceding footnotes.

PROPOSAL ONE
ELECTION OF CLASS 2 DIRECTORS

General

        The Company's Certificate of Incorporation provides that the Board of Directors be divided into three classes of directors of as nearly equal size as possible. The Company's Bylaws further provide that the total number of directors will be determined exclusively by the Board of Directors. Directors are elected for a term of three years and the terms are staggered. Joseph E. Pennington, Larry C. Barenbaum and Donald D. Beeler are the directors in the class whose term expires at the Meeting. Management and the Board of Directors have nominated and recommended that Messrs. Pennington, Barenbaum and Beeler be reelected as Class 2 directors, to hold office until the 2005 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Each of the proposed nominees for election as directors has agreed to serve if elected.

        There is no family relationship among the nominees or between any nominee and any of the Company's other directors.

Voting Information

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Pennington, Barenbaum and Beeler. The affirmative vote of the majority of shares of Common Stock present and entitled to vote at the Meeting is necessary to elect each nominee. A shareholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees. IF A SUBMITTED PROXY IS PROPERLY SIGNED BUT UNMARKED IN RESPECT OF THE ELECTION OF DIRECTORS, IT IS INTENDED THAT THE PROXY AGENTS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF ALL OF THE NOMINEES. All of the nominees have agreed to serve the Company as a director if elected. However, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Certificate of Incorporation prohibits cumulative voting and requires that each director be elected by a majority of the voting power of the shares represented and voted at the Meeting.

        The table below gives certain information concerning the nominees and other directors:

Name	Age	Nominee or Continuing Director in Term	Director Since
Joseph E. Pennington	56	Director; nominee with term expiring in 2005	1999
Larry C. Barenbaum(1)(2)(3)(4)	55	Director; nominee with term expiring in 2005	1992
Donald D. Beeler(2)(3)	66	Director; nominee with term expiring in 2005	1992
William J. Prange(1)(4)	48	Director with term expiring in 2003	1998
James J. Fuld, Jr.(2)	54	Director with term expiring in 2003	1986
Anne L. Jones(1)	56	Director with term expiring in 2004	2000
Robert Ezrilov(3)	57	Director with term expiring in 2004	2001

(1)
Member of Strategic Planning Committee

(2)
Member of Compensation Committee

(3)
Member of Audit Committee

(4)
Member of Nominating Committee

Nominees and Directors

Class 2 Directors

        Joseph E. Pennington has served as director, President and Chief Operating Officer of the Company since September 1999. From March 1998 through August 1999, Mr. Pennington was Executive Vice President and Chief Operating Officer. Mr. Pennington was a Vice President of the Company from February 1997 through February 1998. From April 1996 through January 1997, Mr. Pennington was self-employed, providing consulting services to retail companies including the Company. Mr. Pennington was President and Chief Executive Officer of American Specialty Corp., d/b/a the id, from June 1994 through March 1996. From January 1990 through May 1994, he was a Vice President of the id. From 1976 through 1989, Mr. Pennington held various positions with Foxmoor Stores, including Vice President from 1984 through 1989.

        Larry C. Barenbaum has served as a director of the Company since March 1992. Since November 1991, Mr. Barenbaum has engaged in investment activities and has provided consulting services to various companies in the specialty retail and services industries. From 1986 to November 1991, Mr. Barenbaum was Chairman and Chief Executive Officer of Lawrence Jewelry Company, a fashion, wholesale jewelry distribution company he founded in 1970. Mr. Barenbaum also serves on the Board of Directors of Signal Financial Holding Company and Signal Bank.

        Donald D. Beeler has served as a director of the Company since March 1992. From 1986 to October 1999, Mr. Beeler was Chairman and Chief Executive Officer of Snyder's Drug Stores, Inc. ("Snyder's"), a Minneapolis-based retailer which operated a chain of 56 stores. In addition, Snyder's operated a wholesale program, by contract, which supplied over 800 independent retailers in the United States. In October 1999, Snyder's was sold to Katz Enterprises, Inc. and Mr. Beeler retired.

Class 3 Directors

        William J. Prange has served the Company as Chairman and Chief Executive Officer since September 1999. From March 1998 through August 1999, he was President and Chief Executive Officer. He has served as a director of the Company since September 1998. From July 1997 through February 1998, Mr. Prange was President and Chief Merchandising Officer and from April 1995 through June 1997, he was Senior Vice President and General Merchandising Manager of the Company. From April 1994 through March 1995, Mr. Prange served as Vice President and General Merchandising Manager of the Company. From 1989 to 1994, he was President and General Merchandise Manager of American Specialty Stores (d/b/a the id). From 1987 to 1989, he was Vice President and General Merchandise Manager of American Specialty Stores. From 1985 to 1987, Mr. Prange was Vice President and General Merchandise Manager of Prange Department Stores.

        James J. Fuld, Jr. has served as a director of the Company since 1986. From November 1986 to December 1990, he served as Secretary of the Company. Since December 1979, Mr. Fuld has been the Chairman, President and sole shareholder of James J. Fuld, Jr. Corp., a private financial and management consulting firm.

Class 1 Directors

        Anne L. Jones has served as a director of the Company since January 2000. From 1979 to the present, Ms. Jones has served as Chief Executive Officer of Jones Consulting Group, Inc., an organizational development consulting firm. Prior thereto, Ms. Jones served in various sales and product development capacities with IBM. Ms. Jones also serves on the Board of Directors of Goodhue County National Bank and River Region Health Care Systems, both of Red Wing, Minnesota.

        Robert Ezrilov has served as a director of the Company since August 2001. Mr. Ezrilov is an independent consultant. From July 1997 to April 2001, Mr. Ezrilov served as President of

Metacom, Inc., a company that sells prerecorded music on interactive displays. Mr. Ezrilov was self-employed as a business consultant from April 1995 to July 1997. Prior to April 1995, he was a partner with Arthur Andersen LLP, which he joined in 1966. Mr. Ezrilov also serves on the Board of Directors of C. H. Robinson Worldwide, Inc., a transportation service provider and Zomax, Inc., an international outsource provider of process management services.

Meetings and Committees of the Board of Directors

        During the fiscal year ended March 2, 2002, the Board of Directors held four meetings. Each director attended at least 75% of the aggregate total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he or she served.

        The Audit Committee recommends to the Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants as well as the internal accounting controls of the Company. The Audit Committee was comprised of Messrs. Beeler (Chair), Barenbaum and Ezrilov and held four meetings during the last fiscal year.

        The Compensation Committee determines the compensation for executive officers of the Company and establishes the Company's compensation policies and practices. The Compensation Committee also grants stock options to employees of the Company, including officers who are not directors of the Company, pursuant to the Company's Stock Option Plan. The Compensation Committee was comprised of Messrs. Fuld (Chair), Barenbaum and Beeler and held four meetings during the last fiscal year.

        The Nominating Committee identifies and presents qualified persons for election and re-election to the Board of Directors. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. Such proposals for nominees will be given due consideration by the Nominating Committee for recommendations to the Board based on the nominee's qualifications. The Nominating Committee is comprised of Messrs. Prange and Barenbaum and held one meeting during the last fiscal year.

        The Strategic Planning Committee assists the Company's management with the development of long range plans for the Company. These plans may include identifying new concepts, expanding into new markets, management succession and other strategic initiatives. The Strategic Planning Committee consists of Ms. Jones and Messrs. Prange and Barenbaum and held one meeting during the last fiscal year.

Compensation of Directors

        In fiscal 2002, the Company compensated directors who are not employed by the Company $12,000 per year, payable quarterly, plus expenses. Committee members also received $1,000 per year for serving on a committee and committee chairpersons received $2,000 per year.

1998 Director Stock Option Plan

        Effective April 8, 1998, the Company established the 1998 Director Stock Option Plan (the "1998 Director Plan"), which provides for the issuance by the Company of a maximum of 506,250 shares of Common Stock to non-employee directors upon the exercise of options.

        The 1998 Director Plan provides for the automatic annual grant of non-qualified options to each non-employee director to purchase 25,313 shares of Common Stock. Such options are granted at an exercise price equal to the fair market value of the shares on the date of each annual meeting of shareholders, at which non-employee directors are reelected, or otherwise continue to serve as a director. The 1998 Director Plan is administered by the Board of Directors. Unless previously terminated by or with the approval of the Board of Directors, the 1998 Director Plan will terminate on July 17, 2008. Options which expire, or are cancelled or terminated without having been exercised, may be regranted to other non-employee directors under the 1998 Director Plan.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Securities Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "Commission") and The NASDAQ Stock Market. Such officers, directors and ten percent shareholders are also required by the Commission's rules to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or representation from certain reporting persons that no Form 5's were required for such persons, the Company believes that during the fiscal year ended March 2, 2002, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with, except for Mr. Barenbaum who filed a late Form 4 on two occasions for stock trades and Mr. Pennington who filed a late Form 4 on one occasion in connection with a gift of stock.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

        Decisions and recommendations regarding the compensation of the Company's executives are made by a three member Compensation Committee (the "Committee") composed entirely of non-employee directors. The Committee has responsibility to review, establish and change compensation programs for the Company's officers to most accurately reflect the current needs of the Company and best measure and reward the performances of its executives. The following is a report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended March 2, 2002.

To the Board of Directors:

Compensation Philosophy

        The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder value by achieving strategic Company goals. The Committee attempts to balance short and long-term considerations in appropriately rewarding individuals who are responsible for the Company's profitability, growth and enhancement of shareholder value. Compensation for executive officers consists of: (i) base salary, (ii) an annual cash incentive award, and (iii) a long-term incentive, through a stock option plan. The Committee strongly believes that management's compensation should be structured to emphasize the relationship between pay and performance by placing a portion of compensation at risk and subject to the achievement of financial goals and objectives. Additionally, such qualitative factors as leadership skills, planning initiatives, technical skills, and employee development have been deemed to be important factors to take into account in considering levels of compensation.

Components of Compensation

        Base Salary—Compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within the range of salaries that the Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Committee takes into account such factors as (i) the Company's past financial performance and future expectations; (ii) individual performance and experience, (iii) competitive pressures to retain key employees and (iv) past salary levels. The Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies. Generally, salary decisions for the Company's executive officers are adjusted as specified in employment agreements or are made near the beginning of each fiscal year.

        Cash Incentive Awards—To encourage performance and to provide a direct link with executive compensation, the Company pays annual cash bonuses in accordance with the Company's bonus plans. Under the bonus plans, bonuses are primarily based on the Company's performance as measured against a targeted increase in the Company's pre-tax, pre-bonus earnings. Annual pre-tax, pre-bonus earnings targets are set by the Committee based on the Company's pre-tax, pre-bonus earnings budget and prior year earnings.

        Long-Term Incentive Compensation—The Committee believes that granting stock options to executive officers and key employees provides an incentive for them to make decisions which are in the long-term best interest of the Company. In determining stock option grants, the Committee considers the executive's current option program; his or her contribution to the Company's performance and anticipated future contributions toward meeting the Company's long-term strategic goals; and competitive industry practice.

Chief Executive Officer's Fiscal 2002 Compensation

        A majority of the total potential compensation for William J. Prange, the Company's Chief Executive Officer, is in the form of an annual incentive bonus and stock option awards that varies in value according to the Company's financial performance. Mr. Prange's fiscal 2002 incentive bonus and stock option award compensation were earned under the same plans made available to other executive officers of the Company.

        Salary.    Mr. Prange's fiscal 2002 base salary was established by the terms of his employment agreement, which was entered into with the Company on March 1, 2000 and provided for an annual base salary of $450,000. Mr. Prange's fiscal 2002 annual base salary represented an increase of 12.5% over his fiscal 2001 base salary of $400,000.

        Bonus.    The annual incentive bonus portion of Mr. Prange's compensation was awarded under the 2001 Senior Executive Incentive Plan which is based on a formula tied to an increase in the Company's pre-tax, pre-bonus earnings. For fiscal 2002, Mr. Prange received a bonus of $1,258,177.

        Stock Awards.    Mr. Prange was awarded a stock option grant on January 7, 2002 to purchase 250,000 shares of the Company's Common Stock. With respect to the stock option grant, the Committee, in determining the size of the award, took into account market data from companies similar to the Company, the number of options previously awarded to Mr. Prange and the timing of previous awards.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

        The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) limits deductions for certain executive compensation in excess of $1,000,000 in any given year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on shareholder approval of the compensation arrangement. The Company believes that it is in the best interests of its shareholders to structure compensation arrangements to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

                      Members of the Compensation Committee

                      James J. Fuld, Jr., Chairman
                      Larry C. Barenbaum
                      Donald D. Beeler

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors of the Company consists of three independent directors and operates under a written charter adopted by the Board of Directors. Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

        In this context, the Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Company's independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed the independence of PricewaterhouseCoopers with representatives of that firm. The Audit Committee also considered whether the provision of any nonaudit services was compatible with maintaining the independence of PricewaterhouseCoopers LLP as the Company's independent auditors.

        Based upon Committee's discussion with management and the independent accountants and the Committee's review of the representations of management and the report of the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended March 2, 2002 filed with the Securities and Exchange Commission.

                      Members of the Audit Committee

                      Donald D. Beeler, Chairman
                      Larry C. Barenbaum
                      Robert Ezrilov

Summary Compensation Table

        The following table sets forth, the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the other five most highly compensated executive officers of the Company.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)(1)	Other Annual Compensation ($)(2)	Awards Options (#)(3)	All Other Compensation ($)(4)
William J. Prange Chairman and Chief Executive Officer	2002 2001 2000	450,000 400,000 339,583		1,258,177 2,077,003 727,829	— — —	250,000 225,000 0	20,930 20,930 20,705
Joseph E. Pennington President and Chief Operating Officer	2002 2001 2000	290,000 260,000 214,583		487,986 807,964 558,002	— — —	120,000 112,500 0	8,739 8,271 7,704
Ralph C. Neal Executive Vice President of Store Operations	2002 2001 2000	260,000 230,000 193,750		487,986 880,747 485,219	— — —	120,000 112,500 0	6,075 5,877 5,508
Andrew K. Moller Senior Vice President and Chief Financial Officer	2002 2001 2000	200,000 155,000 116,667		200,000 205,000 266,871	— — —	30,000 45,000 126,563	3,825 3,825 2,246
Kathryn R. Gangstee Senior Vice President and Division President— Christopher & Banks	2002 2001 2000	160,000 137,500 125,000		160,000 187,500 225,600	— — —	30,000 45,000 0	3,825 3,825 2,902
Tammy Leomazzi Boyd Senior Vice President and Division President— C. J. Banks	2002 2001 2000	160,000 150,000 25,000	(5)	160,000 150,000 10,000	— — —	30,000 0 253,125	3,400 0 0

(1)
Reflects bonus earned during the fiscal year.

(2)
"Other Annual Compensation" includes the following, to the extent that the aggregate amount thereof exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported for the individual: personal benefits received by the named individuals and amounts reimbursed the individuals during the year for payment of taxes.

(3)
On December 14, 1999, July 11, 2000, February 12, 2001 and December 12, 2001, the Company effected 3-for-2 stock splits. The option award amounts above reflect the effect of the stock splits.

(4)
"All Other Compensation" includes the following amounts contributed by the Company during the fiscal year under the Company's Retirement Savings Plan for each of the named officers: $3,825, $3,825 and $3,600 for Mr. Prange in 2002, 2001 and 2000, respectively, $3,825, $3,825 and $3,600, for Mr. Pennington for 2002, 2001 and 2000, respectively, $3,825, $3,825 and $3,600 for Mr. Neal in 2002, 2001 and 2000, respectively, $3,825, $3,825 and $2,902 for Ms. Gangstee for 2002, 2001 and 2000, respectively, and $3,825, $3,825 and $2,246 for Mr. Moller in 2002, 2001, and 2000, respectively, and $3,400 for Ms. Boyd for 2002. Life insurance premiums were paid on behalf of each named executive officer in the amount of $17,105 for Mr. Prange, $4,914 for Mr. Pennington and $2,250 for Mr. Neal in 2002, $17,105 for Mr. Prange, $4,446 for Mr. Pennington and $2,052 for Mr. Neal in 2001 and $17,105 for Mr. Prange, $4,104 for Mr. Pennington and $1,908 for Mr. Neal in 2000.

(5)
Ms. Boyd became employed by the Company in January 2000.

Option/SAR Grants in Last Fiscal Year

        The following table provides information on option grants in fiscal 2002 to the named executive officers:

		% of Total Options/ SARs Granted to Employees in Fiscal Year(1)
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Options/ SARs Granted (#)
Name			Exercise or Base Price ($/sh)(1)	Expiration Date
					5%($)	10%($)
William J. Prange	250,000	25.7%	$32.20	1-7-12	$5,062,602	$12,829,627
Joseph E. Pennington	120,000	12.3%	$32.20	1-7-12	$2,430,049	$6,158,221
Ralph C. Neal	120,000	12.3%	$32.20	1-7-12	$2,430,049	$6,158,221
Andrew K. Moller	30,000	3.1%	$32.20	1-7-12	$607,512	$1,539,555
Kathryn R. Gangstee	30,000	3.1%	$32.20	1-7-12	$607,512	$1,539,555
Tammy Leomazzi Boyd	30,000	3.1%	$32.20	1-7-12	$607,512	$1,539,555

(1)
The Company granted 972,300 options to employees during fiscal 2002. On December 12, 2001, the Company effected a 3-for-2 stock split. The total amount of option grants to employees reflects the effect of the stock split.

(2)
The dollar amounts under these columns are the result of calculations at the assumed 5% and 10% rates mandated by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. No gain to the optionees is possible without an increase in stock price which will benefit all shareholders commensurably.

        The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the year-end value of unexercised options.

Option Exercises and Value of Options at End of Fiscal 2002

	Shares Acquired on Exercise (#)(1)		Number of Unexercised Options at End of Fiscal 2002(#)		Value of Unexercised In-the-Money Options at End of Fiscal 2002($)(3)
Name		Value Realized ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William J. Prange	218,047	$3,054,295	0	642,625	$0	$8,055,861
Joseph E. Pennington	152,109	$3,710,676	92,919	346,689	$2,097,651	$4,791,714
Ralph C. Neal	209,814	$5,307,089	0	326,440	$0	$4,287,729
Andrew K. Moller	69,751	$1,124,671	0	152,064	$0	$2,653,852
Kathryn R. Gangstee	55,000	$1,354,988	90,689	81,189	$2,173,340	$935,839
Tammy Leomazzi Boyd	89,188	$2,300,060	12,064	181,875	$264,068	$3,324,377

(1)
On December 12, 2001, the Company effected a 3-for-2 stock split. The amounts shown above reflect the effect of the stock split.

(2)
Calculated based on the closing price of the Company's Common Stock on the exercise date less the exercise price.

(3)
Calculated based on the closing price of the Company's Common Stock on March 1, 2002.

Employment and Other Agreements

        On March 1, 2002, the Company amended and restated its employment agreements with Messrs. Prange, Pennington and Neal. These employment agreements extend the terms of employment for Mr. Prange to March 1, 2007 and for Messrs. Pennington and Neal to March 1, 2006. Under these employment agreements, the base salaries for Messrs. Prange, Pennington and Neal for fiscal 2003 are $700,000, $390,000 and $355,000, respectively.

        On March 1, 2002, the Company entered into a two-year employment agreement with Ms. Boyd. Under this employment agreement the base salary for Ms. Boyd for fiscal 2003 is $225,000. Mr. Moller is employed under a three-year employment agreement which commenced on March 1, 2001 which provides for a base salary of $250,000 for fiscal 2003.

        The foregoing employment agreements provide that each executive is entitled to certain severance benefits in the event that their employment is terminated by the Company "without cause" or by such executive following a "change of control" (both as defined in the employment agreements). With respect to Messrs. Prange, Pennington, Neal and Moller, the executive would receive his salary for the longer of (i) the remaining term of the employment agreement or (ii) one year from notice of termination, less any cash compensation earned by the executive by other reemployment during the period. With respect to Ms. Boyd, the executive would receive her salary for one year following notice of termination, less any cash compensation earned by the executive by other reemployment during the period. Each of the employment agreements contains a covenant not to compete with the Company for (i) the period during which they receive severance benefits in the event of their termination by the Company "without cause" or at their election upon a "change of control," and (ii) a period of one year in the event of their termination for any other reason. The employment agreements also provide for the immediate vesting of unvested stock options in the event of a change of control.

Bonus Plans

        Under the Company's Senior Executive Incentive Plan and Management Bonus Plan (the "Bonus Plans") certain key management employees of the Company, including all executive officers, are eligible to receive annual bonuses. Bonuses are based on a formula which compares actual pre-tax, pre-bonus earnings to the Company's targeted pre-tax, pre-bonus earnings as determined on an annual basis by the Compensation Committee. In the event that actual pre-tax, pre-bonus earnings are less than or equal to the hurdle rate set by the Compensation Committee at the end of each fiscal year, no bonuses are paid by the Company. In fiscal 2002, Mr. Prange, Mr. Pennington, Mr. Neal, Mr. Moller, Ms. Gangstee and Ms. Boyd earned bonuses of $1,258,177, $487,986, $487,986, $200,000, $160,000 and $160,000, respectively.

Section 401(k) Plan

        Effective March 1991, the Company established the Christopher & Banks Corporation Retirement Savings Plan, a voluntary tax deferred retirement plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Pursuant to the 401(k) Plan, eligible employees (employed at the Company for more than one year) may elect to contribute up to 16% of their compensation, subject to limitations under the Internal Revenue Code, to the 401(k) Plan. Effective March 1, 1999, the Company amended the 401(k) Plan to allow for fixed quarterly Company matching contributions of 50% of the first 3% of the participant's pre-tax contributions and 25% of the next 3% of the participant's pre-tax contributions. Matching contributions vest at a rate of 25% per year. Neither employee nor Company contributions to the 401(k) Plan are taxable to the employee until such amounts are distributed to the employee, and Company contributions are tax deductible by the Company at the time of contribution. The Company made a contribution for fiscal 2002 in the amount of $292,217, including $3,825 on behalf of Mr. Prange, Mr. Pennington, Mr. Neal, Mr. Moller and Ms. Gangstee and $3,400 on behalf of Ms. Boyd.

COMPARATIVE STOCK PERFORMANCE

        The graph below compares the cumulative total shareholder return on the Common Stock of the Company since March 1, 1997 to the cumulative total shareholder return of (i) the Nasdaq Stock Market (U.S. Companies) index ("Nasdaq US") and (ii) the Nasdaq Retail Trade index ("Nasdaq Retail"). The comparison assumes $100 was invested on March 1, 1997 in the Company's common stock, in the Nasdaq US index and the Nasdaq Retail index and assumes reinvestment of dividends, if any. The information contained in this graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

PROPOSAL TWO
PROPOSAL TO APPROVE THE
2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

General

        On April 11, 2002, the Board of Directors of the Company adopted the 2002 Non-Employee Director Stock Option Plan (the "2002 Director Plan"), and directed that the 2002 Director Plan be submitted to shareholders for consideration at the Meeting. The following is a summary of the principal features of the 2002 Director Plan and is qualified in its entirety by reference to the complete text of the 2002 Director Plan as set forth as Annex A to this Proxy Statement. Shareholders are urged to read the actual text of the 2002 Director Plan.

Summary of 2002 Director Plan

        The purpose of the 2002 Director Plan is to encourage increased ownership by members of the Company's Board of Directors who are not employees.

        The 2002 Director Plan provides for the granting of options ("Director Options") to purchase Common Stock to each member of the Board of Directors who is not an employee of the Company (each, a "Non-Employee Director"). The amount, timing and other material terms of the Director Options are fixed under the 2002 Director Plan. Each Non-Employee Director who is serving on the Board of Directors as of the date immediately following the 2003 Annual Meeting of Shareholders will receive a Director Option to purchase 12,000 shares of Common Stock. On the date following each annual meeting of shareholders, each Non-Employee Director then serving on the Board will receive a Director Option to purchase 12,000 shares of Common Stock. The aggregate number of shares of the Company's Common Stock authorized to be issued under the 2002 Director Plan is 210,000, subject to adjustment in the event of a change in capitalization of the Company. The exercise price of each Director Option will be equal to the fair market value of the underlying shares as of the grant date of such Director Option. The ordinary term of each Director Option is five years, but a Director Option may terminate sooner if the Non-Employee Director ceases to serve on the Board.

        The 2002 Director Plan provides that if there is any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, reorganization or combination of shares or other similar event, then appropriate adjustments shall be made to the number of and/or class of securities for which automatic grants of Director Options are to be subsequently made to each newly-elected or continuing non-employee director, as well to the purchase price per share relating thereto; provided, however, in no event shall an annual grant of a Director Option exceed 22,000 shares of Common Stock.

        The 2002 Director Plan is administered by the Board of Directors. Unless previously terminated by or with the approval of the Board of Directors, the 2002 Director Plan will terminate on April 10, 2012.

Federal Income Tax Consequences

        The Company has been advised that the following are the federal income tax consequences of the 2002 Director Plan. The granting of a Director Option will not result in taxable income to the Non-Employee Director or a deduction in computing the income tax of the Company. Upon exercise of a Director Option, the excess of the fair market value of the shares acquired over the exercise price is (a) taxable to the Non-Employee Director as ordinary income and (b) generally deductible in computing the Company's income tax.

Board Recommendation and Shareholder Vote Required

        The Board of Directors recommends a vote FOR the proposal to adopt the 2002 Director Plan. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Meeting on this item of business is necessary to approve the proposal. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the proposal. Shares held by persons who abstain from voting on the proposal and broker "non-votes" will not be voted for or against the proposal. Shares held by persons abstaining will be counted in determining whether a quorum is present for the purpose of voting on the proposal but broker non-votes will not be counted for this purpose.

PROPOSAL THREE
RATIFICATION AND APPROVAL OF THE
APPOINTMENT OF INDEPENDENT AUDITORS

General

        The Board of Directors selected the accounting firm of PricewaterhouseCoopers LLP to serve as its independent auditor for the fiscal year ending March 1, 2003. PricewaterhouseCoopers LLP has audited the Company' financial statements since 1991. A proposal to ratify the appointment for the current year will be presented at the Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Independent Auditors Fees and Other Matters

  Audit Fees

        PricewaterhouseCoopers LLP billed the Company an aggregate of $105,389 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year, the reviews of quarterly financial information and the Company's Quarterly Reports on Form 10-Q during fiscal 2002, the reviews of the Company's Annual Report on Form 10-K, and consultations on accounting issues related to items included in the fiscal 2002 financial statements.

  Financial Information Systems Design and Implementation Fees

        PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company for the fiscal year ended March 2, 2002 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

  All Other Fees

        PricewaterhouseCoopers LLP billed the Company an aggregate of $114,591 in other fees primarily for tax services rendered to the Company for the fiscal year ended March 2, 2002.

Board Recommendation and Shareholder Vote Required

        The Board of Directors recommends a vote FOR ratification of the selection of the independent auditor. Ratification of the selection requires the affirmative vote by a majority of the shares of Common Stock represented and voted at the Meeting. Shares held by persons who abstain from voting on the proposal and broker "non-votes" will not be voted for or against the proposal. Shares held by persons abstaining and broker "non-votes" will be counted in determining whether a quorum is present for purposes of voting on the proposal. If the appointment is not ratified by the shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        Any shareholder proposals intended to be presented at the Company's next annual meeting of shareholders must be received by the Company at its office located at 2400 Xenium Lane North, Plymouth, Minnesota 55441 on or before January 31, 2003 to be considered for inclusion in the Company' proxy statement and form of proxy relating to such meeting.

OTHER MATTERS

        A copy of the Company's Annual Report on Form 10-K for the year ended March 2, 2002, is included with this Proxy Statement.

        All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. In voting by proxy in regard to the election of the three Class 2 directors to serve until the 2005 Annual Meeting of Shareholders, shareholders may vote in favor of the nominees or withhold their votes as to the nominees or withhold their votes as to specific nominees. With respect to other items to be voted upon, shareholders may vote in favor of the item or against the item or may abstain from voting. Shareholders should specify their choices on the enclosed Proxy. Any Proxy in which no direction is specified will be voted in favor of each of the matters to be considered.

        The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Meeting. Should any other matters be properly presented, the person named in the enclosed form of Proxy will vote the Proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.

                      By Order of the Board of Directors,

                      William J. Prange
                      Chairman of the Board

June 10, 2002
Minneapolis, Minnesota

Annex A

CHRISTOPHER & BANKS CORPORATION
2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

        The purpose of the Christopher & Banks Corporation 2002 Non-Employee Director Stock Option Plan (the "Option Plan") is to attract and retain persons of outstanding competence to serve on the Board of Directors of Christopher & Banks Corporation (the "Company").

        1.    Administration.    The Option Plan will be administered by the Board of Directors of the Company. Grants of stock options under the Option Plan ("Options") and the amount and nature of the Options so granted will be automatic, as described below.

        2.    Stock Subject to the Option Plan.    An aggregate of 210,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company are reserved for issuance under the Option Plan. The number of shares authorized for issuance under the Option Plan may be increased from time to time by approval of the Board of Directors and, if required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 or the applicable rules of any securities exchange or the NASD, the shareholders of the Company. In the event of any reorganization, merger, recapitalization, stock dividend, stock split, or similar change in the corporate structure or shares of the Company, appropriate adjustments will be made to the number and kind of shares reserved for issuance under the Option Plan and pursuant to outstanding Options and to the exercise price of outstanding Options.

        3.    Eligibility.    The individuals eligible to receive automatic option grants pursuant to the provisions of this Plan shall be limited to (i) those individuals serving as non-employee directors on the Effective Date (as defined in Section 14) and (ii) those individuals who are first elected or appointed as non-employee Board members after the Effective Date, whether through appointment by the Board or election by the Company's shareholders.

        4.    Automatic Option Grants.    Under the Option Plan, each non-employee director will automatically be granted Options to purchase shares of Common Stock as follows:

          (a)  Each non-employee director shall be granted an Option for 12,000 shares of Common Stock, subject to adjustment as provided below, upon his or her initial appointment to the Board.

          (b)  On the date of the 2003 annual meeting of shareholders, each non-employee director will automatically be granted an Option to purchase 12,000 shares of Common Stock, subject to adjustment as provided below.

          (c)  Thereafter, on the date of each subsequent annual meeting of shareholders at which the non-employee director is reelected, or otherwise continues to serve as a director pursuant to the current three year terms, to the Board of Directors, the non-employee director shall automatically be granted an additional Option to purchase 12,000 shares of Common Stock, subject to adjustment as provided below.

        Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend or recapitalization, then appropriate adjustments shall be made to the number of and/or class of securities for which automatic Option grants are to be subsequently made to each newly-elected or continuing non-employee director as well as to the purchase price per share relating thereto; provided, however, in no event shall an annual grant of an Option exceed 22,000 shares of Common Stock.

        5.    Vesting, Exercisability and Expiration.    All Options granted under the Option Plan shall be fully vested when granted, but may not be exercised until six months following the date of grant. All Options granted under the Option Plan shall expire five years after the date of grant.

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        6.    Non-Transferability.    During the lifetime of the holder of an Option, each automatic Option grant shall be exercisable only by the optionee and shall not be assignable or transferable.

        7.    Effect of Termination of Board Service.

          (a)  Should the director cease to serve as a Board member for any reason (other than death) while holding one or more automatic Option grants under the Plan, then such individual shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such Option for any or all of the Option shares.

          (b)  Should the director die while serving as a Board member or within twelve (12) months after cessation of Board service, then any automatic Option grant held by the individual at the time of death may subsequently be exercised, for all of the Option shares (less any Option shares purchased by the individual prior to death), by the personal representative of the estate or by the person or persons to whom the Option is transferred pursuant to the individual's will or in accordance with the laws of descent and distribution. The right to exercise each such Option shall lapse upon the expiration of the twelve (12)-month period measured from the date of the individual's cessation of service.

          (c)  In no event shall any automatic grant under this Plan remain exercisable after the expiration date of the maximum five (5) year Option term. Upon the expiration of the applicable post-service exercise period under subparagraphs (a) and (b) above or (if earlier) upon the expiration of the maximum five (5) year Option term, the automatic grant shall terminate and cease to be outstanding for any Option shares for which the Option was not exercised.

        8.    Shareholder Rights.    The holder of an automatic Option grant shall have none of the rights of a shareholder with respect to any shares subject to such Option until such individual shall have exercised the Option and paid the exercise price for the purchased shares.

        9.    Exercise Price.    The exercise price of Options granted under the Option Plan shall be equal to the fair market value of one share of Common Stock on the date of grant. For purposes of the Option Plan, "fair market value" is the closing sales price of the Common Stock, as reported by the NASDAQ National Market System or any other nationally recognized stock exchange on the date of grant.

        10.    Payment.    The exercise price shall become immediately due upon exercise of the Option. Payment for the exercise of Options may be made in cash, by personal check payable to the Company, by delivery of shares of Common Stock having an aggregate fair market value on the date of exercise which is not less than the option price, or by a combination thereof. For purposes of this Section, the exercise date shall be the date on which written notice of the Option exercise is delivered to the Company.

        11.    Plan Amendment and Termination.    The Board of Directors may suspend or terminate the Option Plan or any portion thereof at any time, and may amend the Option Plan from time to time in any respect, provided that no such amendment will be effective without approval of the shareholders, if shareholder approval is required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 or the applicable rules of any securities exchange or the NASD. To the extent prohibited under Rule 16b-3 under the Securities Exchange Act of 1934, the Option Plan may not be amended more than once every six months. No termination, suspension or amendment of the Option Plan will alter an outstanding Option without the consent of the holder of such Option. Unless earlier terminated by action of the Board, the Option Plan will terminate on July 30, 2012, and no Option shall be granted after any such termination. Options outstanding upon termination of the Option Plan may continue to be exercised in accordance with their terms.

        12.    Compliance with SEC Regulations.    It is the Company's intent that the Option Plan comply in all respects with Rule 16b-3 of the Act and any regulations promulgated thereunder. If any provision

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of this plan is later found not to be in compliance with the Rule, the provision shall be deemed null and void. All grants and exercises of Options under the Option Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder.

        13.    Shareholder Approval.    The Option Plan shall be subject to approval by the shareholders holding at least a majority of the voting stock of the Company represented in person or by proxy at a duty held shareholders' meeting, and any Option granted under the Option Plan prior to the date of such approval shall be contingent upon such approval.

        14.    Effective Date.    This Option Plan shall be effective as of April 11, 2002, subject to shareholder approval of the Option Plan as described above on or before April 10, 2003.

        15.    Use of Proceeds.    Any cash proceeds received by the Company from the sale of shares pursuant to Option grants under the Plan shall be used for general corporate purposes.

        16.    Regulatory Approvals.

          (a)  The implementation of the Plan, the granting of any Option under the Plan and the issuance of Common Stock upon the exercise of the Option grants made hereunder shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it, and the Common Stock issued pursuant to it.

          (b)  No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of the Nasdaq National Market or any stock exchange on which the Common Stock is then listed for trading.

        17.    Miscellaneous.    Except as otherwise provided herein, no non-employee director shall have any claim or right to be granted an Option under the Option Plan. Neither the Option Plan nor any action hereunder shall be construed as giving any director any right to be retained in the service of the Company.

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CHRISTOPHER & BANKS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

JULY 31, 2002

CHRISTOPHER & BANKS CORPORATION	PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints William J. Prange and Andrew K. Moller, and each of them, with full power of substitution as proxies and agents (the "Proxy Agents") in the name of the undersigned, to attend the Annual Meeting of Shareholders of Christopher & Banks Corporation (the "Company") to be held at 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota on Wednesday, July 31, 2002 at 3:00 p.m. Central Time, or any adjournment thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows.

See reverse for voting instructions.

1.	ELECTION OF DIRECTORS:	Class 2 Nominees 01 Joseph E. Pennington 02 Larry C. Barenbaum 03 Donald D. Beeler	☐	FOR all nominees listed (except as marked to the contrary).	☐	WITHHOLD authority to vote for all nominees listed below
(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

☐    Please fold here    ☐

2.	PROPOSAL TO APPROVE THE COMPANY'S 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as the Company's independent auditors for the Company's current fiscal year.	☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	In their discretion, the Proxy Agents are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

Address Change? Mark Box Indicate changes below:	☐	Receipt of Notice of Annual Meeting of Shareholders, Annual Report on Form 10-K for the year ended March 2, 2002 and Proxy Statement dated June 10, 2002 is hereby acknowledged by the undersigned.

Dated: , 2002

Signature(s) on Box
PLEASE DATE AND SIGN the enclosed proxy exactly as the name(s) appear herein and return promptly in the accompanying envelope. If the shares are held by joint tenants or as community property, both shareholders should sign.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
PROPOSAL ONE ELECTION OF CLASS 2 DIRECTORS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPARATIVE STOCK PERFORMANCE
PROPOSAL TWO PROPOSAL TO APPROVE THE 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
PROPOSAL THREE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
OTHER MATTERS
CHRISTOPHER & BANKS CORPORATION 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
CHRISTOPHER & BANKS CORPORATION ANNUAL MEETING OF SHAREHOLDERS JULY 31, 2002